Exhibit 99.1

LiveOne (Nasdaq: LVO) Announces Proposed Public Offering of Common Stock

LOS ANGELES, July 15, 2025 -- LiveOne (Nasdaq: LVO), an award-winning, creator-first music, entertainment, and technology platform, today announced that it is commencing an underwritten public offering of shares of its common stock (or common stock equivalents). The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Lucid Capital Markets is acting as the sole book-running manager for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-284916) filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 13, 2025, and declared effective by the SEC on February 26, 2025.

A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering, when available, may also be obtained by contacting Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, NY 10022.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About LiveOne

Headquartered in Los Angeles, CA, LiveOne (Nasdaq: LVO) is an award-winning, creator-first, music, entertainment, and technology platform focused on delivering premium experiences and content worldwide through memberships and live and virtual events. LiveOne’s subsidiaries include Slacker, PodcastOne (Nasdaq: PODC), PPVOne, Custom Personalization Solutions, LiveXLive, DayOne Music Publishing, Drumify and Splitmind. LiveOne, a dedicated over-the-top application powered by Slacker, is available on iOS, Android, Roku, Apple TV, Spotify, Samsung, Amazon Fire, Android TV, and through STIRR’s OTT applications. For more information, visit liveone.com and follow us on Facebook, Instagram, TikTok, YouTube and X at @liveone. For more investor information, please visit ir.liveone.com.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “could,” “believe,” “seek,” “continue,” “contemplate,” “predict,” “potential,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne’s reliance on its largest OEM customer for a substantial percentage of its revenue; LiveOne’s ability to consummate any proposed financing (including the public offering announced in this press release), acquisition, spin-out, special dividend, merger, distribution or transaction, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event (including the public offering announced in this press release) would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, spin-out, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; LiveOne’s ability to continue as a going concern; LiveOne’s ability to attract, maintain and increase the number of its users and paid members; LiveOne identifying, acquiring, securing and developing content; LiveOne’s intent to repurchase shares of its and/or PodcastOne’s common stock from time to time under LiveOne’s announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; LiveOne’s ability to maintain compliance with certain financial and other debt covenants; LiveOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; LiveOne’s ability to repay its indebtedness when due; LiveOne’s ability to satisfy the conditions for closing on its announced additional convertible debentures financing; uncertain and unfavorable outcomes in legal proceedings and/or LiveOne’s ability to pay any amounts due in connection with any such legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of LiveOne’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in LiveOne’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 1, 2024, Quarterly Report on Form 10-Q for the quarter ended December 31, 2024, filed with SEC on February 14, 2025, and in LiveOne’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and LiveOne disclaims any obligation to update these statements, except as may be required by law. LiveOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

LiveOne Press Contact

press@liveone.com